EXHIBIT 99.1

EXECUTION COPY

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”), dated as of December 3, 2006, is entered into by and between Philip R. Yates (“Yates”) and Graham Packaging Company L.P. (together with its parents, parent shareholders, subsidiaries and affiliates, “Graham”) (which, together with its successors, subsidiaries, officers, directors and each holder, directly or indirectly (as of the date of this Agreement), of at least ten percent (10%) of the outstanding common stock or other equity interests in Graham directly or through any parent or other affiliate of Graham are collectively referred to as the “Beneficiaries”).

WHEREAS, Graham and Yates entered into an Employment Agreement, dated as of June 27, 2002 (as amended, the “Employment Agreement”); and

WHEREAS, Yates’ employment as Chief Executive Officer of Graham will terminate on December 4, 2006 (the “Termination Date”) pursuant to Section 7.4 of the Employment Agreement; and

WHEREAS, Yates and Graham, on behalf of all the Beneficiaries, have agreed to resolve and settle any and all of their disputed claims and all differences between them with respect to events, including, but in no way limited to, any differences that might arise in connection with Yates’ employment with Graham, Yates’ rights as an equityholder or optionholder of Graham (including BMP/Graham Holdings Corporation (“BMP”)), and the termination of Yates’ employment, in each case through the date of this Agreement; and

NOW, THEREFORE, in consideration of the recitals, promises, and other good and valuable consideration specified herein, the receipt and sufficiency of which is hereby acknowledged, Yates and Graham, on behalf of all the Beneficiaries, agree as follows:

1.	PAYMENTS AND BENEFITS

1.1         Payments. Subject in each case to the expiration of the Revocation Period (as defined in Section 2.2 below), Graham will pay to Yates the amounts specified in this Section in consideration for Yates entering into this Agreement, specifically including the General Release (as described in Section 2 below) and other restrictive covenants identified herein:

(a)   Severance. Graham will pay to Yates 156 weekly payments each equal to $23,176.28, payable on Graham’s customary weekly payment dates for a total of $3,615,500.00, which amount represent all severance amounts owed to Yates pursuant to Section 7.4(d) of the Employment Agreement (and an additional 52 weeks of severance payments as additional consideration for the agreements contained herein).

(b)   2006 Pro Rata Annual Bonus Payment. On the date that annual bonuses for other senior executives of Graham are payable (but no later than March 15, 2007), Graham will pay to Yates, in a lump sum 335/365ths of the annual bonus Yates would have received in respect of Graham’s fiscal year ending December 31, 2006, had his employment not been terminated (the “Pro Rata Bonus Amount”). Yates acknowledges that the Pro Rata Bonus Amount may be zero.

(c)   Attorneys Fees. Graham will pay to Yates’ counsel for up to $10,000 of reasonable fees (including costs and expenses incurred thereby) for such counsel’s legal services provided to Yates in connection with the negotiation and settlement of the subject matter contained in this Agreement, within thirty (30) days after receipt of a bill for all such services (provided that all such bills must be submitted no later than January 30, 2007).

1.2	Continuing Provisions.

(a)   Accrued Rights. Graham will pay to Yates (i) any unpaid Base Salary accrued through the Termination Date, payable in his next paycheck, (ii) accrued but unpaid vacation, payable in his next paycheck, and (iii) the amount of any unreimbursed business expenses incurred prior to the Termination Date by Yates in accordance with Graham policy, reasonably promptly upon submission of appropriate documentation, which documentation shall be due within 60 days following the Termination Date.

(b)   Other Obligations. Graham shall continue to provide Yates with the protections and benefits under, and honor the provisions of, Sections 5.7 and 9.1-9.5 of the Employment Agreement, including with respect to amounts payable under this Agreement.

1.3	Equity.

(a)   Options. All outstanding options to purchase interests in Graham (“Interests”) held by Yates (or his permitted transferees) as of the date hereof (the “Options”), notwithstanding the provisions of any of the option award agreements pursuant to which Yates was granted such Options (as amended, if applicable, the “Option Agreements”) shall be canceled, effective as of January 5, 2007, in exchange for the cash payment specified in Section 1.3(c). Yates represents that, as of the date of this Agreement, he (and, as applicable, his permitted transferees) holds 213.1 Options.

(b)   Stock and Interests. Notwithstanding anything to the contrary in any of the Option Agreements, the Management Stockholders Agreement dated as of February 2, 1998 between BMP, Yates and other parties thereto or the Partnership Agreement dated February 2, 1998 of Graham (collectively, the “Equity Documents”), Graham or one of the Beneficiaries identified by Graham shall purchase, and Yates (or his permitted transferees, if any) will sell, all of the Interests and all shares (the “Stock”) of common stock of BMP held by Yates (or his permitted transferees, if any), on January 5, 2007, in exchange for the cash payment specified in Section 1.3(c). Yates represents that, as of the date of this Agreement, he (and, as applicable, his permitted transferees) holds a total of 299.41 Shares and no Interests.

(c)   Payment Amount. Graham and/or one of the Beneficiaries identified by Graham shall pay Yates (or his permitted transferees) $3,992,100.00 in exchange for the cancellation of the Options described in Section 1.3(a) and the purchase of the shares described in Section 1.3(b), which payment shall be made on or about January 5, 2007, subject to reduction for any withholding taxes applicable in respect of the Options and for the amount of principal and accrued interest through January 5, 2007 on promissory notes issued by Yates to Graham with an aggregate principal amount and accrued unpaid interest of $1,247,863.86).

1.4	Other Employee Benefits

(a)   Group Health Coverage. Effective as of the Termination Date, Graham shall continue to provide Yates and his eligible dependents with health and dental benefits pursuant to Graham’s health and dental benefit program provided to senior employees of Graham, as in effect from time to time, as if he had continued to be an active employee commensurate with the position he held prior to the Termination Date, at such levels as are provided to senior employees of Graham and their eligible dependents from time to time (“Medical Coverage”) until the earlier of (i) the expiration of the twenty-four month period commencing on the last day that Yates serves as a member of the Board (the “Coverage Period”), or (ii) the date or dates that Yates becomes eligible for comparable benefits under plans and programs of a subsequent employer, as applicable. Notwithstanding the foregoing, (w) as a condition to receiving the benefits hereunder, Yates and his eligible dependents shall elect to receive group health benefit coverage from Graham as permitted pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), which coverage shall begin on the Termination Date and run through the period provided pursuant to COBRA (the “COBRA Coverage Period”), which coverage shall be deemed to be satisfied by the provision of the Medical Coverage through the COBRA Coverage Period, (x) during the Coverage Period, Yates shall only be required to pay for the Medical Coverage at the same rates that Yates is required to pay for such coverage immediately prior to the Termination Date, (y) the Medical Coverage provided to Yates and his eligible dependents by Graham under this Agreement shall be in full satisfaction of Graham’s obligations to Yates and his eligible dependents under COBRA, the Employment Agreement and this Agreement, and (z) if at any time during the Coverage Period it is not possible for Graham to provide the Medical Coverage in accordance with this Section 1.4(a), Graham shall pay Yates an amount which, after payment by Yates of applicable taxes, is sufficient for him to purchase equivalent benefits.

(b)   Automobile Coverage. Effective as of the Termination Date, Graham shall continue to provide to Yates benefits pursuant to Graham’s automobile expense program, as in effect from time to time, as if he had continued to be an active employee commensurate with the position he held prior to the Termination Date, until the earlier of (i) 12 months from the Termination Date or (ii) the date that Yates becomes eligible for comparable benefits under plans and programs of a subsequent employer.

(c)   Career Transition Services. Effective as of the first anniversary of the Termination Date or, if earlier, the date on which Yates ceases to serve on the Board (the “Transition Date”), Graham shall provide to Yates, until the earlier of (i) 12 months from the Transition Date or (ii) the date that Yates becomes eligible for comparable benefits under plans and programs of a subsequent employer, (A) full use of a national outplacement consultant (e.g., Challenger, Gray & Christmas, Inc., Right Associates) or other consultant mutually agreeable to Graham and Yates, (B) office space and secretarial support; (C) technological support; (D) equipment and supplies of a quality substantively equal to those provided while Yates was employed by Graham; and (E) continuation of expense reimbursement for professional and trade association participation on the same terms as while Yates was employed by Graham; provided that the foregoing benefits shall not exceed $45,000 in the aggregate.

(d)   Benefit Plans. In addition to any amounts or benefits payable hereunder, Yates shall, except for severance-based plans, be entitled to any payments or benefits provided under the terms of any plan, policy or program (including Graham’s Supplemental Income Plan (“SIP”), any other Graham pension plan or 401(k) plan) in which Yates participates or as otherwise required by applicable law (provided that Yates shall not accrue any new benefits nor receive further service credit under any such plan, policy or program), in each case subject to the terms and conditions set forth in such plan, policy or program. Graham confirms that Yates’ termination of employment is an involuntary termination for purposes of Section 9.01 of the SIP.

1.5         Chairman. Graham agrees that the continued involvement of Yates in the oversight of Graham’s operations will be highly beneficial to Graham and, therefore, agrees to retain Yates as a member of Graham’s board of directors (the “Board”). Graham intends that Yates will serve as Chairman of the Board and hereby agrees that Yates shall be eligible to receive $250,000 in annual chairman fees for his service on the Board, payable in accordance with the policies of Graham and the Board. Graham acknowledges that no services are expected or will be requested from Yates between December 22, 2006 and January 1, 2007, inclusive, and that Yates will have additional short-term leave periods consistent with prior practices. Yates will also be entitled to a bonus of $900,000, payable if either (a) Yates completes 12 months of service as Chairman of the Board (commencing on the Termination Date) or (b) Yates is involuntarily removed from the Board by Graham or its equityholders for any reason other than a failure by Yates, as reasonably determined by the Board, to professionally and non-detrimentally perform his duties as Chairman of the Board or as a result of a violation of the provisions of Section 4 of this Agreement. Subject to the foregoing sentence, Graham may remove Yates from the Board at any time and for any reason. While serving as Chairman, Yates will be entitled to customary reimbursement for business expenses and customer entertaining and will be entitled to reimbursement for the dues for his current country club, in each case consistent with Graham policies. Subject to Board approval of specific terms, Yates will be also be entitled to an equity-based incentive grant for the 2007 calendar year that is equal to twice the award size that will generally be made to other non-executive directors.

1.6         Tax Withholding. Graham may withhold from any amounts payable in cash under this Agreement such Federal, state and local income, employment and other taxes as may be required to be withheld in respect of any payment and/or any benefit provided for under this Agreement pursuant to any applicable law or regulation.

1.7         Full Satisfaction of Potential Claims. Yates hereby acknowledges and agrees that his receipt and satisfaction of all payments and benefits provided in this Section 1 of this Agreement will constitute full and final payment, accord and satisfaction of any and all potential claims described in the General Release (as defined in Section 2 of this Agreement and subject to the terms and limitations in the General Release) against the Company Releasees (as defined in General Release and subject to the terms and limitations in the General Release). Graham hereby acknowledges and agrees that the release provided in this Section 2 of this Agreement will constitute full and final payment, accord and satisfaction of any and all potential claims described in the Graham Release (as defined in Section 2 of this Agreement and subject to the terms and limitations in the Graham Release) against the Releasees (as defined in the Graham Release and subject to the terms and limitations in the Graham Release).

1.8         Committee and Board Positions. Yates hereby resigns from Graham’s pension committee and any other committees or boards of directors (or equivalent positions) at Graham or any of the Beneficiaries, effective as of the Termination Date, and Graham and Yates shall, within 30 days following the Termination Date, execute or cause to be executed any documentation reasonably necessary to effect the resignation; provided, however, that Yates is not resigning from his position as chairman of the Advisory Board.

1.9         Timely Payment. Graham acknowledges that timely payment of amounts as set forth in this Agreement is a material term of this Agreement, and Graham will be in breach of its obligations if it fails to make such payments unless, after receipt of notice by Yates, it promptly makes such payment. In addition to other rights under this Agreement, if any amount owed by Graham under this Agreement is not paid when due, such unpaid amount will bear interest from the notice date (for up to five late payments and, thereafter, from the due date) until paid at a rate equal to the lower of: (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law. Such interest on overdue amounts under this Agreement shall be payable on demand and shall be compounded monthly until the obligations of Graham with respect to the payment of such interest has been discharged (whether before or after judgment). After such due date, all payments will be credited first to accrued interest and then to principal. The foregoing interest payment shall not apply to any payments owed under any Graham benefit plan that is administered by a third party, including under any pension or 401(k) plan, provided that this exclusion is not intended to diminish the importance of timely payments of all amounts due.

2.	RELEASES; YATES REPRESENTATIONS
2.1	General Release.

(a)   For and in consideration of the payment of the amounts and the provision of the benefits described in Section 1 of this Agreement and Graham’s agreement set forth in Section

2.1(b) below, Yates hereby agrees to execute a release of all claims against the Beneficiaries in the form attached as Exhibit I hereto (the “General Release”).

(b)   Subject to Yates’ execution of the General Release and for and in consideration of Yates’ agreement set forth in Section 2.1(a) above, Graham hereby agrees that, immediately following the expiration of the Revocation Period, Graham shall, on behalf of the Beneficiaries, execute a release of all claims against Yates in the form attached as Exhibit II hereto (the “Graham Release”, together with the General Release, the “Mutual Releases”). To the extent any claim that is the subject of the Graham Release is successfully made against a Releasee by a Beneficiary, notwithstanding the legality and enforceability of the Graham Release, Graham shall indemnify such Releasee for its actual costs, charges, damages and expenses in respect of such claim (provided prompt notice of any such claim is made by the Releasee to Graham and Graham is given an opportunity to control the defense of such claim). In furtherance of the foregoing, Graham shall, upon request and a reasonable finding by Graham that any claim described in the foregoing sentence has been made, promptly advance or pay any amounts for reasonable costs, charges, or expenses (including any legal fees and expenses incurred by counsel retained by Yates) in respect of his right to indemnification.

2.2         Yates’ Representations and Warranties. Yates represents that he has read carefully and fully understands the terms of this Agreement, and that Yates has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this Agreement. Yates acknowledges and agrees that he is executing this Agreement willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in Section 1 of this Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Agreement, other than those set forth in this Agreement. Yates further acknowledges, understands, and agrees that as of the Termination Date his employment with Graham terminated, that the provisions of Section 1 of this Agreement are in lieu of any and all payments and benefits to which Yates may otherwise be entitled to receive pursuant to the Employment Agreement, that Yates will not be reemployed by Graham, and that Yates will not apply for or otherwise seek employment with Graham or any of its parents, companies, subsidiaries, divisions or affiliates. Yates understands that, except as otherwise expressly provided for under this Agreement, he will not receive any payments or benefits under this Agreement (other than under Section 1.2) until the seven (7) day revocation period provided for under the General Release has passed, and then, only if he has not revoked the General Release (such period during which no such revocation has occurred, the “Revocation Period”); provided, however, that if such revocation occurs, Graham and Yates acknowledge that the parties will retain or be restored to all rights under the Employment Agreement or otherwise that applied absent signing of this Agreement, the General Release and the Company Release.

3.	EFFECTS OF SETTLEMENT; WAIVER OF JURY TRIAL

3.1         No Admission. Yates and Graham, on behalf of the Beneficiaries, agree that the payments and benefits by Graham, and the acceptance by Yates of the same, all as provided in Section 1 of this Agreement, and the execution of this Agreement are the result of a compromise of disputed claims, and shall never for any purpose be considered an admission of liability or responsibility by the Beneficiaries, and Graham, on behalf of the Beneficiaries, expressly denies any liability.

3.2         Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREIN. Each of the parties hereto also waives any bond or surety or security upon such bond, which might, but for this waiver, be required of any of the other parties.

The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement or the General Release, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the parties hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each of the parties hereto further warrants and represents that each has reviewed this waiver with his or its legal counsel and that each knowingly and voluntarily waives his or its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

4.	CONFIDENTIALITY OF THIS AGREEMENT; CONTINUING EFFECTIVENESS OF COVENANTS IN EMPLOYMENT AGREEMENT

4.1         Public Statements. Except as otherwise required by law (including disclosure requirements under federal securities laws) from the date of this Agreement, Yates and Graham hereby mutually agree not to issue any press release or otherwise publicize this Agreement or the Mutual Releases or the settlement of their disputes, and to limit any statement in response to inquiry from the news media or otherwise to: “The matter has been resolved on a satisfactory basis.” Notwithstanding the foregoing, the parties agree that Graham will issue a press release in substantially the form previously agreed by Graham and Yates.

4.2         Statements by Graham. From the date of this Agreement, Graham shall not issue or make any press release or public statement, as applicable, about Yates which is intended or reasonably likely to disparage Yates, or otherwise degrade Yates’ reputation in the business or industry in which Yates operates; provided that Graham shall be permitted to (a) make any statement that is required by applicable securities or other laws to be included in a filing or disclosure document, subject to prior notice to, and review by, Yates thereof, (b) issue any press release or public statement regarding the fact of a termination of Yates’ employment, subject to Yates’ prior review and comment, (c) defend itself against any statement made by Yates that is intended or reasonably likely to disparage any member of the Beneficiaries or otherwise degrade any member of the Beneficiaries’ reputation in the business, industry or legal community in which such member of the Beneficiaries operates, only if Graham believes that the statements made in such defense are not false statements and (d) provide truthful testimony in any legal proceeding or process.

4.3         Statements by Yates. From the date of this Agreement, Yates shall not at any time issue or make any press release or public statement, as applicable, about the Beneficiaries or Graham regarding any of the foregoing’s financial status, business, compliance with laws, ethics, members, managing members, partners, personnel, directors, officers, employees, consultants, agents, services, business methods or otherwise, which is intended or reasonably likely to disparage any of the Beneficiaries or Graham, or otherwise degrade any Beneficiary’s or Graham’s reputation in the business, industry or legal community in which any such Beneficiary or person operates; provided that Yates shall be permitted to (a) make any statement that is required by applicable securities or other laws to be included in a filing or disclosure document, subject to prior notice to, and review by, Graham thereof, (b) issue any press release or public statement regarding the fact of a termination of Yates’ employment, subject to Graham’s prior review and comment, (c) defend himself against any statement made by Graham or such other Beneficiary, as applicable, that is intended or reasonably likely to disparage Yates or otherwise degrade Yates’ reputation in the business or industry in which Yates operates, only if Yates reasonably believes that the statements made in such defense are not false statements and (d) provide truthful testimony in any legal proceeding or process.

4.4         Continuation of Restrictive Covenants and Indemnification; Separate Liability. Yates agrees and acknowledges that, except as may be expressly otherwise agreed by the parties hereto in writing, the restrictive covenants set forth in Article VIII of the Employment Agreement and the indemnification provisions set forth in Section 6.4 of the Employment Agreement shall continue in full force and effect following the Termination Date, pursuant to their terms (except that (1) the phrase “Competitor” shall include (a) Alpla Werke Alwin Lehner GmbH, Amcor Limited, Ball Corporation, Consolidated Container Company LLC, Constar International Inc, Plastipak, Inc., Berry Plastics Corporation and Silgan Holdings Inc. and (b) any private equity, hedge, or investment fund to the extent Yates is involved in the review or evaluation of an investment in a Competitor, (2) the “Restricted Period shall continue during the consulting period and for a period of 24 months thereafter and (3) no person shall be a “Competitor” if, prior to a violation of Section 8.1(a) of the Employment Agreement, Yates has requested and received confirmation from the Board that it does not consider such person to be a “Competitor” for purposes of the Employment Agreement (which request shall be considered in good faith by the Board and granted or denied within 7 days of the request). Yates further agrees and understands that his obligations set forth in Sections 4.1 and 4.3 of this Agreement (and the restrictive covenants set forth in the Employment Agreement) are separate from any other provisions in this Agreement and that any breach of those provisions (or any of the restrictive covenants of the Employment Agreement) may be treated by the Beneficiaries as a breach of this covenant for which Yates may be separately liable, and for which Graham may, seek any remedies to which it is entitled as set forth in Section 8.3 of the Employment Agreement or otherwise at law or in equity.

5.	GOVERNING LAW; RESOLUTION OF DISPUTES
5.1	Governing Law.

This Agreement and the Mutual Releases shall each be governed and interpreted in accordance with and enforced in all respects pursuant to the laws of the Commonwealth of Pennsylvania, irrespective of the choice of law rules of that or any other jurisdiction that direct the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

5.2	Resolution of Disputes

Any disagreement or controversy arising out of or relating to this Agreement (other than pursuant to Section 4 of this Agreement or Article VIII of the Employment Agreement) shall be exclusively resolved by way of confidential arbitration. Either party may submit the disagreement or controversy to arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”), such arbitration to be conducted before a panel of three arbitrators, one selected by each of the parties hereto and the third by the two other arbitrators so selected. The arbitration shall be held in New York, New York. The arbitrators shall be bound by the express terms of the Agreement. The award rendered in any such proceeding, which may include an award of attorneys’ fees, shall be made in writing and shall be final and binding on the parties, and judgment upon the award may be entered in any court having competent jurisdiction thereof. Graham and Yates shall each pay half of all costs of the arbitrators (provided that if such costs exceed $50,000, Yates shall pay $25,000 and Graham shall pay the remainder).

6.	SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement or the remaining portion of a partially invalid provision, which shall remain in force, and the provision in question shall be modified by the court so as to be rendered enforceable.

7.	CONSTRUCTION

Each party and its counsel have reviewed this Agreement and the Mutual Releases and have been provided the opportunity to review this Agreement and the Mutual Releases and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or the Mutual Releases. Instead, the language of all parts of this Agreement and the Mutual Releases shall be construed as a whole, and according to their fair meaning, and not strictly for or against either party.

8.	ACCEPTANCE AND EFFECTIVENESS

This Agreement shall become effective immediately upon the parties’ execution of this Agreement; provided, however, that the parties’ obligations hereunder shall not become effective until the eighth (8th) day following the Termination Date, so long as Yates has not then revoked the General Release. Graham represents that Roger Prevot has been fully and duly authorized to execute this Agreement on its behalf.

9.	ENTIRE AGREEMENT; COUNTERPARTS

9.1  The Agreement and the Mutual Releases together set forth the entire agreement between the parties hereto and fully supersede any and all prior agreements or understandings, including the Employment Agreement (other than as expressly set forth herein, including with respect to the Employment Agreement to the extent described in Section 4.4 hereof) between the parties hereto pertaining to the subject matter hereof.

9.2  This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signatures on next page.]

                IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement effective as of the date first above written.

GRAHAM PACKAGING COMPANY L.P.

By:	/s/ Roger M. Prevot
Title:	President and Chief Operating Officer

PHILIP R. YATES

/s/ Philip R. Yates

Exhibit I

GENERAL RELEASE

Section 1.             Release. For and in consideration of the payment of the amounts and the provision of the benefits described in Section 1 of that certain Separation Agreement dated as of December 3, 2006 by and between Philip R. Yates (“Yates”) and Graham Packaging Company L.P. (“Graham”) (the “Separation Agreement”), Yates hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Yates does hereby, fully and completely forever release the Beneficiaries (as such term is defined in the Separation Agreement) and their respective past, current and future affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Yates or his agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to Yates, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this General Release is signed by Yates, including, without limitation, in connection with or in relationship to Yates’ employment or other service relationship with Graham, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with Graham (including, without limitation, the Employment Agreement (as such term is defined in the Separation Agreement), any exhibits attached thereto, any amendments thereto, and any equity or employee benefit plans, programs, policies or other arrangements), any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided that such Released Claims shall not include any claims to enforce Yates’ rights or obligations under, or with respect to, the Separation Agreement.

Section 2.             Waiver. Notwithstanding the generality of Section 1 above, the Released Claims include, without limitation: (i) any and all claims relating to base salary or bonus payments or benefits pursuant to the Employment Agreement, other than those payments and benefits specifically provided for in Section 1 the Separation Agreement; (ii) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Employment and Housing Act, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise; and (iii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief; provided, however, that nothing in this Exhibit I is intended to or does prevent Yates from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge, or proceeding) and provided further that Yates’ waiver of claims relating to or arising under the Employee Retirement Income Security Act of 1974, as amended, or with respect to Graham’s employee benefit plans, programs, policies, or other arrangements shall not be construed as a waiver of his right to receive his benefits under such plans, programs, policies, or other arrangements, if any, in accordance with the terms and provisions of such plan, or as a waiver of his right to reimbursement for covered expenses under and in accordance with the terms and provisions of the foregoing, to the extent such covered expenses were incurred during a period in which Yates was eligible to participate and in fact was participating in such plans.

THIS MEANS THAT, EXCEPT AS PROVIDED ABOVE, BY SIGNING THIS GENERAL RELEASE, YATES WILL HAVE WAIVED ANY RIGHT YATES MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

Section 3.             Waiver of Equity Rights. Except with respect to the Options, Interests and Stock as provided for in Section 1.3 of the Separation Agreement, in consideration of the payments and benefits provided for elsewhere in Section 1 of the Separation Agreement, and for other good and valuable consideration, Yates hereby forever waives, releases and fully relinquishes any right or title to any and all equity, including but not limited to Options, Interests and Stock (as defined in the Separation Agreement), whether granted to Yates as of the Termination Date or not, in Graham or any subsidiary, partner or joint venture of Graham.

Section 4.             Yates’ Representations and Warranties. Yates represents that he has read carefully and fully understands the terms of this General Release, and that Yates has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this General Release. Yates acknowledges and agrees that he is executing this General Release willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in Section 1 of the Separation Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of the Separation Agreement or the General Release, other than those set forth in the Separation Agreement. Yates further acknowledges, understands, and agrees that his employment with Graham has terminated, that the provisions of Section 1 of the Separation Agreement are in lieu of any and all payments and benefits to which Yates may otherwise be entitled to receive pursuant to the Employment Agreement, that Yates will not be reemployed by Graham, and that Yates will not apply for or otherwise seek employment with Graham or any of its parents, companies, subsidiaries, divisions or affiliates. Yates acknowledges that he has been advised that he is entitled to take at least twenty-one (21) days to consider whether he wants to sign this General Release and that the Age Discrimination in Employment Act gives him the right to revoke this General Release within seven (7) days after it is signed, and Yates understands that he will not receive any payments under the Separation Agreement until such seven (7) day revocation period has passed and then, only if he has not revoked this General Release. To the extent Yates has executed this General Release within less than twenty-one (21) days after its delivery to him, Yates hereby acknowledges that his decision to execute this General Release prior to the expiration of such twenty-one (21) day period was entirely voluntary, and taken after consultation with his attorney.

Yates fully understands that this General Release is a legally binding document and that by signing this General Release Yates is prevented from filing, commencing or maintaining any action against any of Graham Releasees, other than to enforce his rights under the Separation Agreement and the Graham Release (as such terms are defined in the Separation Agreement) as well as his rights as set forth in Section 2 above of this General Release.

This General Release is final and binding and may not be changed or modified, except by written agreement by both of Graham and Yates.

Dated:
PHILIP R. YATES

Exhibit II

GRAHAM GENERAL RELEASE

Graham Packaging Company L.P. (“Graham”) hereby agrees on behalf of itself and the other Beneficiaries (as such term is defined in that certain Separation Agreement dated as of December 3, 2006 by and between Philip R. Yates (“Yates”) and Graham (the “Separation Agreement”)), in consideration of the covenants and agreements referred to in the Separation Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, that the Beneficiaries hereby, fully and completely forever release Yates (hereinafter referred to as the “Releasee”, which term includes all successors, heirs, executors, administrators, estate trustees and assigns of Yates) from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which the Beneficiaries or any of their respective agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Releasee, in law, admiralty or equity, whether known or unknown to the Beneficiaries, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Release is signed by Graham on behalf of itself and the other Beneficiaries, provided that the foregoing shall not include any claims to enforce the Beneficiaries’ rights or Yates’ obligations under, or with respect to, the Separation Agreement (or any exhibits, attachments, agreements or benefit plans or arrangements referenced therein).

THIS MEANS THAT, EXCEPT AS PROVIDED ABOVE, BY SIGNING THIS GENERAL RELEASE, GRAHAM WILL HAVE WAIVED ANY RIGHT GRAHAM MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST RELEASEES BASED ON ANY ACTS OR OMISSIONS OF RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

Graham acknowledges and agrees that it has not relied on any representations, promises or agreements of any kind made to it in connection with its decision to accept the terms of the Separation Agreement or this Release, other than those set forth in the Separation Agreement.

Graham, on behalf of itself and the other Beneficiaries, fully understands that this Release is a legally binding document and that by signing this Release Graham and the other Beneficiaries are prevented from filing, commencing or maintaining any action against any Releasee, other than to enforce Graham’s or the other Beneficiaries’ rights under the Separation Agreement and the General Release (as such terms are defined in the Separation Agreement).

This Release is final and binding and may not be changed or modified, except by written agreement by both of Graham and the Releasee.

Dated:		GRAHAM PACKAGING COMPANY L.P.

By:
Title: